UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.

Date of Report: January 14, 2002

                       GROUP MANAGEMENT CORP.
     (Exact name of registrant as specified in its Charter)

   Delaware                  0-32635              59-2919648
(State of Incorporation)  (Commission file number)  (IRS
Employer ID #)


          101 Marietta St., Suite 1070, Atlanta, GA   30303
          (Address of principal executive office)    (Zip
Code)

Registrant's telephone number: (404) 522-1202


Item 5: Other Events and Regulation FD Disclosure

Group Management has appointed Len Churn to fulfill a vacancy on its Board of Directors.

Mr. Churn comes to Group Management Corp. bringing a wealth of managerial, operational and entrepreneurial experience. Born in Washington, D.C., Mr. Churn was educated in the public school system in the Nation's capital prior to moving to Philadelphia, Pa. Upon graduating from High School in 1981, Mr. Churn matriculated at Bethune-Cookman College, Daytona Beach, Florida, majoring in mathematics.

After leaving college, Mr. Churn immediately began what would become a successful career as an independent entrepreneur with a commitment to professional excellence at its highest level. In 1987, Len Churn became the principal proprietor of QINYAN, Inc., a successful auto leasing and sales corporation, in the Philadelphia area, and remained as its president until 1991.

Mr. Churn then seized upon an opportunity to pursue his passion for the entertainment industry full time, and dissolved QINYAN, Inc. For the next seven years he managed, owned and operated several nightclubs and entertainment venues in and around the Philadelphia area.
Mr. Churn's businesses were frequented by many of the entertainment industry's most recognized personalities. His leadership and expertise in this area resulted in respected associations and industry networking with high profile individuals in the entertainment world.

In 1998, Mr. Churn moved to the Metro Atlanta, Georgia area, known as the entertainment "Mecca of the South", and rapidly established, CHURN ENTERPRISES, UNLIMITED, a consulting firm to the entertainment industry elite, in addition to servicing a clientele of Nightclub proprietors.

With his stellar record of business success and never-ending creativity, Group Management Corp., is fortunate to have Len
Churn, with a vision for greatness, on our team.





                          SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

                           Group Management Corp.

                            /s/ Thomas Ware
                         -----------------------------------
-
                            Thomas Ware, Chief Executive
Officer